CASH COLLATERAL AGREEMENT

CASH COLLATERAL AGREEMENT, dated as of March 26, 2014 (this "Agreement"), made by Inventergy, Inc. (the "Pledgor") in favor of Hudson Bay IP Opportunities Master Fund, LP, in its capacity as collateral agent (in such capacity, the "Collateral Agent") for the Buyers (as defined below) party to each of the Securities Purchase Agreements (as defined below).

WITNESSETH:

WHEREAS, the Pledgor and each party listed as a "Buyer" on the Schedule of Buyers (as such schedule may be amended, restated or otherwise modified from time to time) attached thereto, each an "Original Buyer", and collectively, the "Original Buyers") are parties to a Securities Purchase Agreement, dated as of May 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Original SPA"), pursuant to which the Pledgor sold to the Original Buyers certain promissory notes (together with any additional notes issued under the Original SPA from time to time, the "Original Notes");

WHEREAS, the Pledgor and each party listed as a "Buyer" on the Schedule of Buyers (as such schedule may be amended, restated or otherwise modified from time to time) attached thereto, each a "New Buyer", and collectively, the "New Buyers", and together with the Original Buyers, each a "Buyer" and collectively, the "Buyers") are parties to a Securities Purchase Agreement, dated as of March 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the "New SPA", and together with the Original SPA, each a "Securities Purchase Agreement" and collectively, the "Securities Purchase Agreements"), pursuant to which the Pledgor shall be required to sell, and the New Buyers shall purchase or have the right to purchase, certain promissory notes (together with any additional notes issued under the New SPA from time to time, the "New Notes", and together with the Original Notes, each a "Note" and collectively, the "Notes"); and

WHEREAS, pursuant to Securities Purchase Agreements and the Notes, the Pledgor has agreed to deposit into the Pledgor's account number 80001852293 at First Republic Bank (the "Collateral Account") certain funds as cash collateral and to execute and deliver to the Collateral Agent a cash collateral agreement, providing for the pledge to the Collateral Agent, and the grant to the Collateral Agent, of a security interest in the Collateral Account and all amounts deposited therein, as collateral security for the obligations of the Pledgor in respect of the Notes, the Securities Purchase Agreements and the other obligations related thereto;

NOW, THEREFORE, in consideration of the premises and the agreements herein, the Pledgor hereby, jointly and severally, agrees with the Collateral Agent as follows:

SECTION 1.   Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below (such meanings applicable equally to both the singular and plural forms of such terms):

"Cash Collateral" means all cash, and all other property from time to time deposited in the Controlled Account.

"Cash Collateral Event" means (i) a failure by the Pledgor to pay, upon demand, any Obligation, or (ii) a breach by the Pledgor of any agreement, covenant, representation or warranty set forth in this Agreement.

"Collateral" has the meaning specified therefor in Section 3 hereof.

"Controlled Account" means, the Collateral Account or any other bank account of the Pledgor at the Controlled Account Bank which is the subject of a Controlled Account Agreement.

"Controlled Account Agreement" means that certain deposit account control agreement, in form and substance reasonably satisfactory to the Collateral Agent, which is among the Pledgor, the Collateral Agent and the Controlled Account Bank.

"Controlled Account Bank" means First Republic Bank.

"Obligations" has the meaning specified therefor in Section 4 hereof.

"Termination Date" means the date on which all Obligations and all amounts due to the Collateral Agent and the Buyers under the Notes and the Securities Purchase Agreements shall have been satisfied and paid in full in cash.

SECTION 2.   Controlled Account. The Controlled Account Bank shall establish and maintain a Controlled Account Agreement with the Collateral Agent and the Pledgor, in form and substance reasonably acceptable to the Collateral Agent. The Controlled Account Agreement shall provide, among other things, that (a) the Controlled Account Bank will comply with any instructions originated by the Collateral Agent directing the disposition of the funds in such Controlled Account without further consent by the Pledgor, (b) the Controlled Account Bank has no rights of setoff or recoupment or any other claim against the applicable Controlled Account other than for payment of its service fees and other charges directly related to the administration of such Controlled Account and for returned checks or other items of payment, and (c) the Controlled Account shall be under the sole dominion and control of the Collateral Agent and the Pledgor will have no right to give any instructions on the Controlled Account without the prior written consent of the Collateral Agent.

SECTION 3.   Security Interest. As collateral security for the due and punctual payment of all of the Obligations (as defined in Section 4 below), the Pledgor hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent, a continuing security interest in and lien on, all of the Pledgor's right, title and interest in and to the following (all being collectively referred to herein as the "Collateral"): (i) the Controlled Account, (ii) the Cash Collateral and all certificates and instruments, if any, from time to time representing or evidencing the Collateral; (ii) all cash, instruments, and other property from time to time received or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; (iii) any deposit account into which the Cash Collateral has been deposited, including, without limitation, the Controlled Account; and (iv) to the extent not described above, all proceeds of any and all of the foregoing Collateral.

SECTION 4.   Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

(a)      the payment by the Pledgor, when due, of all obligations, interest thereon and all fees, commissions, charges, expense reimbursements, indemnifications and other amounts payable to the Collateral Agent and the Buyers under or in respect of this Agreement, the Notes and the Securities Purchase Agreements in accordance with the terms thereof;

(b)      the due performance and observance by the Pledgor in all material respects of all of its other obligations from time to time existing under or in respect of this Agreement, the Notes and the Securities Purchase Agreements.

SECTION 5.   Application of Cash Collateral Account. All Collateral shall remain in the Controlled Account until the Termination Date; provided, however, that the Collateral Agent may, as and when any Obligation shall become due or during the continuance of a Cash Collateral Event, direct the Controlled Account Bank to remit to the Collateral Agent all or part of the Collateral to satisfy payment of all Obligations then payable.

SECTION 6.   Representations and Warranties. The Pledgor hereby represents and warrants as follows:

(a)      Organization, Good Standing, Etc. The Pledgor (i) is a corporation, duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power to carry on its business as now conducted and as presently contemplated, and (iii) has all requisite power to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby.

(b)      Authorization, Etc. The execution, delivery and performance by the Pledgor of this Agreement, (i) has been duly authorized by all necessary action, and (ii) does not and will not contravene the Pledgor's charter or by-laws or any applicable law or any contractual restriction binding on or otherwise affecting the Pledgor or any of its properties, and (iii) does not result in the creation of any lien, security interest or other charge or encumbrance (except as provided in or contemplated by this Agreement) upon or with respect to any of its properties.

(c)      Governmental and other Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or any other person or entity is required for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the security interest purported to be created hereby in the Collateral, or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder.

(d)      Enforceability of Agreement. This Agreement is a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(e)      Security Interest. This Agreement creates a legal, valid and enforceable security interest in favor of the Collateral Agent in the Collateral, as security for the Obligations. Such security interest is a perfected, first priority security interest, and all action necessary to perfect and protect such security interest has been duly taken.

(f)      Legal Ownership. The Pledgor is and will be at all times the legal and beneficial owner of the Collateral and has and will at all times have good and marketable title thereto, free and clear of any lien, security interest, or other charge or encumbrance, except for the security interest created by this Agreement.

SECTION 7.   Covenants of the Pledgor.

(a)      The Pledgor agrees that it will not, without the prior written consent of the Collateral Agent, (i) sell, assign (by operation of law or otherwise), or otherwise dispose of any interest in the Collateral, or (ii) create or suffer to exist any lien, claim, security interest, charge or other encumbrance upon or with respect to any Collateral, except for the security interest purported to be created in the Collateral by this Agreement; provided, that, subject to any restrictions or requirements in the Notes and the Securities Purchase Agreements, no separate consent shall be required from the Collateral Agent for the Pledgor to engage in any merger or reorganization transaction that is otherwise permitted under or consented to pursuant to the terms of the Notes and the Securities Purchase Agreements, to the extent that any such merger or reorganization will not result or reasonably be expected to result in the impairment in any manner of the Collateral Agent’s rights or priority in respect of the Collateral.

(b)      The Pledgor will not, without the prior written consent of the Collateral Agent, cancel, terminate, amend, modify or waive any provision of any agreement, document or other instrument constituting Collateral, or enter into any agreement or permit to exist any restriction with respect to any Collateral other than pursuant hereto.

(c)      The Pledgor will, at the Pledgor's expense, defend the Collateral Agent's right, title and security interest in and to the Collateral against the claims of any person or entity.

(d)      The Pledgor will not take or fail to take any action that would in any manner impair the enforceability of the Collateral Agent's security interest in any Collateral.

(e)      The Pledgor will, at the Pledgor's expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by it in respect of the Collateral.

SECTION 8.   Additional Provisions Concerning the Collateral.

(a)      The Pledgor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Agent may request in order (i) to perfect and protect, or maintain the perfection of, the security interest and lien purported to be created hereby; (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (ii) otherwise to effect the purposes of this Agreement. If the Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform or cause performance of such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be jointly and severally payable to the Collateral Agent by the Pledgor pursuant to Section 11 hereof.

(b)      The Pledgor hereby (i) authorizes the Collateral Agent at any time and from time to time to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral and (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof.

(c)      The Pledgor hereby irrevocably appoints the Collateral Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time until the Termination Date in the Collateral Agent's discretion to take any action and to execute any instrument which the Collateral Agent, in its sole discretion, may deem necessary or advisable to accomplish the purposes of this Agreement solely with respect to the Collateral, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, payment of principal, interest, redemption price, purchase price or other distribution or payment in respect of any Collateral and to give full discharge for the same.

SECTION 9.   Intentionally Deleted.

SECTION 10.   Remedies Upon Default. If any Cash Collateral Event shall have occurred and be continuing:

(a)      The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Uniform Commercial Code then in effect in the State of New York.

(b)      Any Collateral may be applied (after payment of any amounts payable to the Collateral Agent hereunder, under Section 11 hereof or otherwise) by the Collateral Agent to pay or to provide for the future payment of all or any part of the Obligations in such order as the Collateral Agent may elect.

SECTION 11.   Indemnity and Expenses.

(a)      The Pledgor agrees to defend, protect, indemnify and hold harmless the Collateral Agent from and against any and all claims, losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by the Collateral Agent to the extent that they arise out of or otherwise result from or relate to or are in connection with this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Collateral Agent's gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(b)      The Pledgor agrees to pay to the Collateral Agent upon demand (and authorizes the Collateral Agent in its sole discretion to apply the Collateral against) the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Collateral Agent and of any experts and agents (including, without limitation, any collateral trustee which may act as agent of the Collateral Agent), which the Collateral Agent may incur in connection with (i) the administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights or remedies of the Collateral Agent hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 12.   Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to the Pledgor, to it at the address listed below its signature hereto, and if to the Collateral Agent, to it at its address specified under its signature hereto. All such notices and other communications shall be effective (i) if mailed, when received or three Business Days after mailing, whichever occurs first, (ii) if telecopied, when transmitted and confirmation is received or (iii) if delivered, upon delivery.

SECTION 13.   Continuing Security Interest; Termination.

(a)      This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Termination Date irrespective of (w) any lack of validity or enforceability of the Notes or the Securities Purchase Agreements, (x) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Notes or the Securities Purchase Agreements, (y) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral for any of the Obligations or (z) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or any other person or entity in respect of the Obligations, and (ii) be binding on the Pledgor and its successors and assigns and inure, together with all rights and remedies of the Collateral Agent hereunder and its successors, transferees and assigns. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred except as consented to in writing by the Collateral Agent.

(b)      Upon the Termination Date, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to the Pledgor, and (ii) the Collateral Agent will, upon the Pledgor's request and at the Pledgor's expense, without any representation, warranty or recourse whatsoever, (A) return to the Pledgor (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request in writing to evidence such termination.

SECTION 14.   Miscellaneous.

(a)      No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)      No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent under this Agreement are not conditional or contingent on any attempt by the Collateral Agent to exercise any of its rights against such party or against any other person.

(c)      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)      This Agreement shall be governed by and construed in accordance with the law of the State of New York.

(e)      THE PLEDGOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COLLATERAL AGENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 15.   Waiver. To the extent permitted by applicable law or otherwise explicitly provided in the Transaction Documents (as defined in the New SPA), the Pledgor hereby waives (a) promptness and diligence, (b) notice of acceptance and notice of the incurrence of any Obligation by the Pledgor, (c) notice of any actions taken by the Collateral Agent or any other person under the Notes, the Securities Purchase Agreements or any other agreement, document or instrument relating thereto, (d) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section 15, might constitute grounds for relieving the Pledgor of any of its obligations hereunder and (e) any requirement that the Collateral Agent protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against the Pledgor or any other person or any collateral; provided, however, that the Collateral Agent will endeavor to provide prompt notice to the Pledgor after any action is taken by the Collateral Agent under the Notes, the Securities Purchase Agreements or any other agreement, document or instrument relating thereto.

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Signature Page, Cash Collateral Agreement

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered, as of the date first above written.

INVENTERGY, INC.

By:	/s/ Joseph Beyers
Name: Joseph Beyers
Title: Chairman and Chief Executive Officer

Address for notices:
19995 Stevens Creek Blvd., Suite 100
Cupertino, CA 95014

ACCEPTED AND AGREED:

HUDSON BAY IP OPPORTUNITIES MASTER FUND, LP,

By:	/s/ Yoav Roth
Name: Yoav Roth
Title: Authorized Signatory

Address for notices:
777 Third Avenue, 30th Floor
New York, NY 10017